UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): May 21, 2020

TRIBUNE PUBLISHING COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36230	38-3919441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

160 N. Stetson Avenue, Chicago, Illinois 60601
(Address of Principal Executive Offices) (Zip Code)
312-222-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TPCO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 21, 2020, Tribune Publishing Company (the “Company”) held its 2020 Annual Meeting of Stockholders. The Company’s stockholders voted on the following matters with the following results:

1.The election of six directors nominated by the Board.

Director	For	Withheld	Broker Non-Votes
Carol Crenshaw	18,267,593	3,448,031	6,144,083
Philip G. Franklin	18,284,338	3,431,286	6,144,083
Terry Jimenez	18,845,794	2,869,830	6,144,083
Christopher Minnetian	18,808,994	2,906,630	6,144,083
Dana Goldsmith Needleman	18,808,523	2,907,101	6,144,083
Richard A. Reck	18,264,236	3,451,388	6,144,083

2.The approval of an advisory resolution approving the compensation of the Company’s named executive officers for 2019.

For	Against	Abstain	Broker Non-Votes
7,071,219	2,954,249	11,690,156	6,144,083

3.The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 27, 2020.

For	Against	Abstain	Broker Non-Votes
24,838,121	2,888,816	132,770	N/A

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIBUNE PUBLISHING COMPANY

Date: May 28, 2020	By:	/s/ Julie K. Xanders
Julie K. Xanders
Executive Vice President and General Counsel